UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ALTUS POWER, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
ALTUS POWER, INC.
TO BE HELD ON MAY 22, 2024

This proxy statement supplement (this “Supplement”), dated April 29, 2024, provides updated information with respect to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Altus Power, Inc. (“we,” “us,” “our,” or the “Company”) to be held on May 22, 2024, at 10:00 a.m., Eastern Time.
This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to the stockholders of the Company on or about April29 2024. Except as described in this Supplement, the information provided in the definitive proxy statement, filed by the Company with the SEC on April 11, 2024 (the “Proxy Statement”), continues to apply. To the extent the information in this Supplement differs from, or updates information in, the Proxy Statement, stockholders should rely on the information contained in this Supplement. The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement.
As described in the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2024, we announced the resignation of Lars R. Norell as our Co-Chief Executive Officer and Board Director, effective April 26, 2024. Gregg Felton has been appointed as sole Chief Executive Officer of the Company. The Company’s Board of Directors (the “Board”) has also withdrawn Mr. Norell’s nomination for election as a director at the Annual Meeting.
At this time, the Board has determined not to appoint a successor nominee for election at the Annual Meeting and has determined to reduce the number of directors on the Board to six members following the Annual Meeting.
The other nominee for Class III director, other than Mr. Norell, named in the Proxy Statement continues to stand for re-election at the Annual Meeting, and the form of proxy card included with the Proxy Statement remains valid. However, any votes that are submitted for Mr. Norell will be disregarded and will not be counted. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote by submitting a new proxy card or voting instructions, and your shares will be voted as specified therein, other than votes with respect to Mr. Norell. If you have not yet returned your proxy card or submitted your voting instructions, please complete and return the proxy card or submit voting instructions, disregarding Mr. Norell’s name as a nominee for election as a director.
Your vote is important. Information regarding how to vote your shares is available in the Proxy Statement. The Board continues to recommend that you vote “FOR” Gregg J. Felton, the other nominee for Class III director, named in Proposal 1 in the Proxy Statement. If you have not already voted, you are urged to vote by proxy as soon as possible over the Internet as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by following the instructions on your proxy card or other voting instruction form. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or online during the Annual Meeting. Only stockholders of record at the close of business on March 28, 2024 or their proxy holders may vote at the Annual Meeting.
None of the other proposals to be presented in the Proxy Statement are affected by this Supplement. The shares represented by proxy cards returned or voting instructions submitted before the Annual Meeting will be voted with respect to all matters, other than the election of Mr. Norell, properly brought before the Annual Meeting as instructed on the proxy card or pursuant to the voting instructions.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 22, 2024

The Proxy Statement, this Supplement and annual report to stockholders are available online at
https://www.cstproxy.com/altuspower/2024